UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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                                        Progress Energy, Inc.
 (Name of the Registrant as Specified In Its Charter)
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Progress Energy delivers on commitments, CEO tells shareholders in 2010 annual report

03/31/2011

RALEIGH, N.C. (March 31, 2011) – Progress Energy (NYSE: PGN) delivered strong results during a time of major transition for the company and the industry, and continues to build on success in its core mission of serving customers and creating financial returns for shareholders. That’s the message from Progress Energy Chairman, President and CEO Bill Johnson in the company’s 2010 annual report released to shareholders today.

“We are encouraged by the prospects for growth in our customer base and the overall economy,” Johnson wrote. “But we continue to keep a sharp focus on excelling in the daily fundamentals and meeting our current responsibilities. Operational focus and financial discipline are essential even as we adapt to a changing industry and prepare for the decades to come.”

Progress Energy achieved ongoing earnings per share in its original targeted range or higher for the fifth consecutive year in 2010, while maintaining its long record of commitment to the dividend.

Johnson also addressed the proposed merger between Progress Energy and Charlotte-based Duke Energy, announced in January.

“By joining forces with Duke Energy, our neighbor for more than a century, we will be in a better position to manage the transformation occurring in our industry and hold down some of the rate pressure on our customers,” Johnson wrote. “The combined company will have greater financial strength to support potential dividend growth while raising the large amounts of capital needed to modernize our system, meet new environmental rules and keep up with population growth.”

But Johnson also reinforced Progress Energy’s commitment to managing the present.

“Merger approvals and integration planning will require attention in 2011,” Johnson wrote. “Even so, we are keeping our main focus on the business at hand this year at Progress Energy, and we have a clear plan for success.”

To view Progress Energy's combined 2010 annual report and 2011 proxy statement, visit www.progress-energy.com/investor.

Progress Energy (NYSE: PGN), headquartered in Raleigh, N.C., is a Fortune 500 energy company with more than 22,000 megawatts of generation capacity and approximately $10 billion in annual revenues. Progress Energy includes two major electric utilities that serve about 3.1 million customers in the Carolinas and Florida. The company has earned the Edison Electric Institute's Edison Award, the industry's highest honor, in recognition of its operational excellence, and was the first utility to receive the prestigious J.D. Power and Associates Founder's Award for customer service. The company is pursuing a balanced strategy for a secure energy future, which includes aggressive energy-efficiency programs, investments in renewable energy technologies and a state-of-the-art electricity system. Progress Energy celebrated a century of service in 2008. Visit the company’s website at www.progress-energy.com.

Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Progress Energy cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy and Progress Energy, including future financial and operating results, Progress Energy’s or Duke Energy’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite Duke Energy and Progress Energy shareholder approvals; the risk that Progress Energy or Duke Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC). These risks, as well as other risks associated with the merger, are more fully discussed in the preliminary joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed by Duke Energy with the SEC on March 17, 2011 in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither Progress Energy nor Duke Energy undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Duke Energy and Progress Energy, on March 17, 2011, Duke Energy filed with the SEC a Registration Statement on Form S-4 that included a preliminary joint proxy statement of Duke Energy and Progress Energy that also constitutes a preliminary prospectus of Duke Energy. These materials are not yet final and may be amended. Duke Energy and Progress Energy will deliver the definitive joint proxy statement/prospectus to their respective shareholders. Duke Energy and Progress Energy urge investors and shareholders to read the preliminary joint proxy statement/prospectus regarding the proposed merger and the definitive joint proxy statement/prospectus, when it becomes available, as well as other documents filed with the SEC, because they contain or will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Duke Energy’s website (www.duke-energy.com) under the heading “Investors” and then under the heading “Financials/SEC Filings.” You may also obtain these documents, free of charge, from Progress Energy’s website (www.progress-energy.com) under the tab “Investors” and then under the heading “SEC Filings.”

Participants in the Merger Solicitation

Duke Energy, Progress Energy, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Duke Energy and Progress Energy shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Duke Energy and Progress Energy shareholders in connection with the proposed merger is contained in the preliminary joint proxy statement/prospectus and will be contained in the definitive joint proxy statement/prospectus when it becomes available. You can find information about Duke Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 17, 2011. You can find information about Progress Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 31, 2011 and Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on March 17, 2011. Additional information about Duke Energy’s executive officers and directors and Progress Energy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4. You can obtain free copies of these documents from Duke Energy and Progress Energy using the contact information above.

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